UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

AMENDMENT NO. 1 TO

FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 1997

RIDGEWOOD ELECTRIC POWER TRUST I
(Exact name of Registrant as Specified in Charter)

Delaware               0-24240              22-3105824
(State or other          (Commission               (IRS Employer
 jurisdiction             file number)         Identification Number)
 of incorporation)

    947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (201) 447-9000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The audited historical and unaudited pro forma financial statements required by Regulation S-K are being converted into electronic format and cannot be furnished at this time. They will be provided by amendment to this Current Report no later than August 14, 1997.

     (c)  Exhibits.



Exhibit No.     Item

   2.A       Acquisition Agreement, by and between GSF Energy, L.L.C. and
Olinda, L.L.C., dated as of May 31, 1997.

   2.B       Letter, dated as of May 31, 1997, supplementing Acquisition
Agreement.  [Previously filed.]

   10.I       Amendment to Transaction Documents, dated as of May 31, 1997, by and among GSF Energy, L.L.C., Brea Power Partners, L.P. and Ridgewood Electric Power Trust I.

   10.J       Parallel Generation Agreement, by and between Southern
California Edison Company and GSF Energy, Inc. (Brea Power Partners, L.P., assignee), as amended.

   10.K       Partial Assignment and Assumption Agreement, dated as of
November 29, 1994, by and between GSF Energy, Inc. and Brea Power Partners,
L.P.

   10.L       Amended and Restated Gas Lease Agreement, dated as of
December 14, 1993, by and between the County of Orange, California and GSF Energy, Inc., as modified.

   10.M       Gas Sale and Purchase Agreement, dated November 29, 1994 by and between GSF Energy, Inc. and Brea Power Partners, L.P.

   10.N       Support Agreement, dated as of November 29, 1994, by and
among Brea Power Partners, L.P., the Trust and GSF Energy, Inc.

Exhibits and schedules to these exhibits are omitted, and lists of the omitted documents are found in their tables of contents. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to these exhibits to the Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         RIDGEWOOD ELECTRIC POWER TRUST I


Date:  July 24, 1997     By: /s/ Martin V. Quinn
                                 Martin V. Quinn, Senior Vice
                                 President and Chief Financial
                                  Officer